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                                                                 Exhibit 24.2


                           CERTIFICATE OF SECRETARY

     I, Jerry J. Corirossi, Secretary of Packaging Resources Incorporated, a Delaware corporation (the "Company"), do hereby certify that attached hereto is a true and correct copy of resolutions adopted by the Board of Directors of the Company on April 18, 1996, and such resolutions have not been rescinded, modified or repealed and are in full force and effect as of the date of this Certificate.

     IN WITNESS WHEREOF, I have hereunto signed my name for Packaging Resources Incorporated as of this 25th day of July, 1996.


                                       /s/ Jerry J. Corirossi
                                       -----------------------------
                                       Jerry J. Corirossi
                                       Secretary



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REGISTRATION UNDER THE SECURITIES ACT

     RESOLVED, that, following the issuance and sale of the Notes to the Initial Purchasers, the officers of the Company are, and each of them hereby is, authorized, empowered and directed, in the name of and on behalf of the Company, to prepare, or cause to be prepared, a registration statement on the appropriate form under the Securities Act, with exhibits (the "Registration Statement"), for the registration of the Notes or the Exchange Notes under the Securities Act with full power and authority to prepare, or cause to be prepared, any amendments to such Registration Statement (including post-effective amendments) and any supplements to the prospectus contained therein and any exhibits and amendments to any exhibits thereto, and to prepare, execute and file, or cause to be filed, all certificates, letters, applications and any other documents connected therewith which may be advisable or required to be filed with the SEC with respect to the registration, offering, issuance and sale of the Notes or the Exchange Notes (any supplement, amendment, certificate, letter, application or other document to be in such form and to contain such terms and provisions as the officer of the Company executing the same, in the sole discretion of such officer, shall approve, such approval to be conclusively evidenced by the execution thereof by such officer), and to take any and all action that counsel for the Company shall advise or that the officer or officers taking such action shall deem necessary, advisable or appropriate in connection therewith; and be it further

     RESOLVED, that the officers of the Company are, and each of them hereby is, authorized, empowered and directed, with full power and authority to delegate such authority to one or more attorneys-in-fact or agents acting for him pursuant to a power of attorney, to execute and cause the Registration Statement to be filed with the SEC under the Securities Act, in the name of and on behalf of the Company, and to further execute and cause to be filed any amendments to the Registration Statement (including post-effective amendments), any amendments or supplements to the prospectus contained therein and any other documents required in connection therewith as counsel for the Company shall advise or that the officer executing the same may deem necessary, advisable or appropriate; and be it further

POWER OF ATTORNEY

     RESOLVED, that each of the officers and directors who may be required to execute the Registration Statement (whether on behalf of the Company or as an officer or director thereof or by attesting the seal of the Company or otherwise) be, and each of them hereby is, authorized, empowered and directed to execute and deliver or cause to be executed and delivered a power of attorney appointing Howard P. Hoeper and Jerry J. Corirossi, and each of them, severally, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to execute any and all amendments and supplements to the Registration Statement and other instruments necessary or appropriate in connection therewith, to attest the seal of the Company thereon, and to file


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the same with the SEC, granting to said attorneys and agents the power to act with or without the other, and the full power and authority to do and perform in the name and on behalf of each of said officers and directors, or both, as the case may be, each and every act whatsoever which may be necessary, desirable or advisable as set forth in such Registration Statement, and take or cause to be taken any and all such further actions in connection therewith in the name and on behalf of the Company as they, in their sole discretion, deem necessary or appropriate; and be it further

GENERAL AUTHORIZATION

     RESOLVED, that the proper officers of the Company are, and each of them hereby is, authorized, empowered and directed, in the name of and on behalf of the Company, to make all such arrangements, to take all such further action, to cause to be prepared and filed all such documents, to make all expenditures and incur all expenses and to execute and deliver all instruments and documents, including officers' certificates, as they may deem necessary or appropriate in order to fully effectuate the purpose of each and all of the foregoing resolutions and the execution by such officers of any such document or instrument or the payment of any such expenditures or expenses or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Company and the approval and ratification by the Company of the documents or instruments so executed, the expenses or expenditures so paid and the action so taken; and be it further

     RESOLVED, that any and all actions heretofore taken by any officer of the Company in connection with the matters contemplated by the foregoing resolutions be, and they hereby are, approved, ratified and confirmed in all respects as fully as if such actions had been presented to the Board of Directors for its approval prior to such actions being taken.